Exhibit 10.3
Guarantor Assumption Deed Poll

Deed Poll dated 8 April 2021

Additional Guarantor	Multi Channel Network Pty Ltd (ACN 077 436 974)

of: 5 Thomas Holt Drive, North Ryde NSW 2113

Fax no: (02) 9813 7606

Attention: Chief Operating Officer

Common terms deed poll (Common Terms Deed Poll) dated 10 April 2012, as amended from time to time, given by NXE Australia Pty Limited, Foxtel Management Pty Limited and each other party listed in schedule 1 to that document.

BY THIS DEED POLL the Additional Guarantor described above, for the benefit of the Finance Parties referred to in the Common Terms Deed Poll described above:

(a)irrevocably agrees that from the date of this deed poll it is a Guarantor under the Common Terms Deed Poll;
(b)irrevocably agrees to comply with and be bound by all current and future obligations of a Guarantor and a Transaction Party under the Common Terms Deed Poll and any other Finance Document;
(c)gives, as at the date of this deed poll, all representations and warranties on the part of a Guarantor or a Transaction Party contained in the Common Terms Deed Poll;
(d)acknowledges having received a copy of and approved the Common Terms Deed Poll together with all other Finance Documents and other documents and information it requires in connection with the Common Terms Deed Poll before signing this deed poll; and
(e)acknowledges receiving valuable consideration for signing this deed poll.
Clauses 1 (Definitions and interpretation) and 15.2 (Governing law and jurisdiction) of the Common Terms Deed Poll described above apply to this deed poll as if they were fully set out in this deed poll.

For the purposes of the Finance Documents, the address for correspondence of the Additional Guarantor is the address set out below:

Address: 5 Thomas Holt Drive, North Ryde NSW 2113
Attention: Chief Operating Officer
Facsimile: (02) 9813 7606
This deed poll is governed by the laws of New South Wales.

DATED 8 April 2021

EXECUTED and delivered as a deed poll

Executed as a deed in accordance with
section 127 of the Corporations Act 2001 by
Multi Channel Network Pty Ltd:

/s/ Patrick Delany	/s/ Lynette Ireland
Director Signature	~~Director/~~Secretary Signature

Patrick Delany	Lynette Ireland
Print Name	Print Name